SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper High Yield Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

          For       Against      Abstain
      394,359,305  6,468,596    17,586,217

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment objectives

          For       Against      Abstain
      286,684,506  15,892,483   33,009,379

Investment policies

          For       Against      Abstain
      286,767,152  15,810,834   33,008,382

Diversification

          For       Against      Abstain
      286,967,442  15,610,544   33,008,382

Borrowing

          For       Against      Abstain
      286,624,178  15,953,808   33,008,382

Senior securities

          For       Against      Abstain
      287,016,162  15,561,824   33,008,382

Concentration

          For       Against      Abstain
      286,990,124  15,587,863   33,008,382

Underwriting of securities

          For       Against      Abstain
      287,009,044  15,568,942   33,008,382

Investment in real estate

          For       Against      Abstain
      286,917,886  15,660,101   33,008,382

Purchase of commodities

          For       Against      Abstain
      286,679,656  15,898,331   33,008,382

Lending

          For       Against      Abstain
      286,769,860  15,808,546   33,007,962

Margin purchases and short sales

          For       Against      Abstain
      285,980,594  16,597,392   33,008,382

Pledging of assets

          For       Against      Abstain
      286,345,849  16,228,714   33,011,805

Purchases of options and warrants

          For       Against      Abstain
      286,618,763  15,955,800   33,011,805

Investment in non-US dollar denominated

          For       Against      Abstain
      285,624,291  16,950,272   33,011,805


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